As filed with the Securities and Exchange Commission on January 31, 1996

                                   Registration No. 33-




                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-8

                        REGISTRATION STATEMENT

                                 UNDER

                      THE SECURITIES ACT OF 1933


                          McKESSON CORPORATION
        (Exact name of registrant as specified in its charter)


Delaware                                     94-3207296
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)



One Post Street
San Francisco, California                    94104
(Address of Principal Executive Offices)     (Zip Code)


           McKesson Corporation Deferred Compensation
                     Administration Plan II
                      (Full Title of Plan)


Nancy A. Miller                         Ivan D. Meyerson
Vice President and                      Vice President and
 Corporate Secretary                     General Counsel
One Post Street                         One Post Street
San Francisco, CA 94104                 San Francisco, CA 94104
(Name and address of agents for service)


                         (415) 983-8300
(Telephone number, including area code, of agents for service)




                    CALCULATION OF REGISTRATION FEE




                                     Proposed
Title of                  Proposed   Maximum
Securities     Amount to  Maximum    Aggregate     Amount of
to be          be Regis-  Offering   Offering      Registra-
Registered     tered      Price      Price*        tion Fee
-----------------------------------------------------------
General     $23,000,000  $23,000,000 $23,000,000   $7,932
Obligations
of McKesson Corporation
under the McKesson
Corporation Deferred
Compensation Administration
Plan II in the principal
amount of $23,000,000


* This registration statement covers the principal amount of $23,000,000 and the registration fee is based upon such principal amount.






























                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual
Information.*

Item 3.   Incorporation of Certain Documents by Reference.

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995.

     (b)  The Company's Definitive Proxy Statement dated June 9,
          1995, filed with the Commission pursuant to Section 14 of the Exchange Act in connection with the annual meeting of stockholders held on July 26, 1995
          (including the financial Appendix thereto).

     (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, and September 30, 1995.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     The McKesson Corporation Deferred Compensation Administration Plan II (the "Plan") is an unfunded deferred compensation plan. The securities to be issued under the Plan constitute general obligations of the Registrant and will be offered to eligible Plan participants who may elect to defer certain amounts of their annual compensation. An aggregate principal amount of $23,000,000 is being registered under the Plan. Further amounts may be registered and issued as new or existing Plan participants elect to defer portions of their compensation in subsequent years.

--------------------
*    Information required by Part I to be contained in the
     Section 10(a) prospectus is omitted from the Registration
     Statement in accordance with Rule 428 under the Securities
     Act of 1933 and the Note to Part I of Form S-8.

     Participation in the Plan is limited to the non-employee members of the Registrant's Board of Directors and to certain executives of the Registrant who are selected by the Plan Administrator and who elect to defer a portion of their compensation. The minimum amount that may be deferred by a participant under the Plan for any year is $5,000. The maximum amount of compensation that may be deferred by an eligible executive is 80% of his or her annual base salary and 100% of any eligible incentive award for any fiscal year. For eligible directors, the maximum amount of compensation which may be deferred under the Plan for any year is 100% of the amount of his or her annual retainer and meeting fees. Notwithstanding these limits, deferrals may be reduced by the Company to leave sufficient remaining compensation for legally required taxes and other authorized deductions, including, but not limited to, those for Company benefit programs.

     Compensation deferred by a participant under the Plan is credited to a separate bookkeeping account for such participant. No actual funds or Registrant stock are set aside for the purpose of funding the Registrant's obligation to pay this deferred compensation. Interest will be credited to each account for each year of a participant's participation in the Plan at a rate equal to a rate declared by the Registrant's Compensation Committee acting in its sole discretion after taking into account, among other things, the following factors: the Registrant's cost of funds, corporate tax brackets, expected amount and duration of deferrals, number and age of eligible participants, expected time and manner of payment of deferred amounts, and expected performance of available fixed-rate insurance contracts covering the lives of participants in the Plan. Each account balance will be compounded monthly at the twelfth root of the annual declared rate of interest provided for under the Plan. The interest rate credited in calendar years 1994, 1995 and to be credited in calendar year 1996 is 9.5%.

     Executives of the Registrant who elect to participate in the Plan will have an additional amount automatically deferred from their remaining compensation (the "Additional Deferral"). The amount of the Additional Deferral will be a sum equal to (x) the amount deferred by the participant into the Plan, multiplied by
(y) the percentage rate of the participant's deferrals into Registrant's Profit-Sharing Investment Plan ("PSIP") as in effect at the beginning of each year. The Additional Deferrals will be credited to the participant's account in Registrant's Supplemental PSIP and governed by the terms and conditions thereof. All Additional Deferrals of participants shall be credited with Registrant's matching contributions made in accordance with the provisions of the Supplemental PSIP.

     Deferrals are generally subject to a minimum deferral period of five years. Upon termination of employment for any reason other than retirement, disability or death, a participant's full account balance will be paid to the participant regardless of any prior deferral election. Upon retirement under the McKesson Corporation Retirement Plan or in the event of a participant's death or disability, Plan benefits will be distributed in the form and at the time designated by the participant's prior valid deferral election selected from the payment options offered by the Plan. In the case of undue hardship for a participant, the Plan Administrator, in its sole discretion, may direct payment to a participant of all or any portion of any amounts deferred. In the event of a change in control of the Company, amounts attributable to deferrals made prior to January 1, 1994, will be distributed to all Participants who so elected on or prior to April 15, 1994.

     The Plan also contains certain provisions to provide for the one-time deferral of cash paid to the Registrant by Eli Lilly and Company ("Lilly") upon the tender of shares of restricted stock, which had been granted to certain executives under the 1988 Restricted Stock Plan, at the completion of the transaction involving the acquisition of PCS Health Systems, Inc. by Lilly.

     Amounts paid under the Plan will be paid from the general funds of the Registrant, and each participant and his or her beneficiaries have the status of unsecured general creditors of the Registrant with no special or prior right to any assets of the Registrant for payment of any obligations under the Plan. Except as otherwise provided by law, Plan benefits are not assignable, may not be used as security for loans or otherwise alienated and are exempt from the claims of participants' creditors and other claimants. As of December 31, 1995, the aggregate amount of indebtedness of the Registrant senior to the rights of the participants in the Plan was approximately $30 million. Under the Plan, there is no limitation on the Registrant's right to issue additional senior debt or other securities. No events of default exist under the Plan nor is any absence of default evidence required. No trust of any kind is created by the Plan for the benefit of any participant or participant's beneficiary.

     The Plan may be terminated or amended at any time by an action of the majority of the Registrant's Board of Directors. Any amendment will be prospective, so that benefits attributable to prior compensation deferrals will not be affected by such amendment. If the Plan is terminated, previously deferred compensation and credited interest will be paid under the terms of the Plan as soon as is practicable after termination.

Item 5.  Interests of Named Experts and Counsel.

          The legality of the securities offered hereby will be passed upon for the Company by Ivan D. Meyerson, Vice President and General Counsel of the Company, and the Plan's compliance with ERISA will be passed upon by Liza G. Ring, Senior Counsel for the Company. As of December 31, 1995, Mr. Meyerson beneficially owned the principal amount of $145,201.00 in General Obligations of the Company. Ms. Ring had no beneficial interest in the General Obligations.

Item 6.  Indemnification of Officers and Directors

     Paragraph 7 of Article SIX of the Company's Corrected
Restated Certificate of Incorporation provides as follows:

     "7. The Corporation shall indemnify (a) its directors to the fullest extent permitted by the laws of the State of Delaware now or hereafter in force, including the advancement of expenses under the procedures provided by such laws, (b) all of its officers to the same extent as it shall indemnify its directors, and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. Subject only to any limitations prescribed by the laws of the State of Delaware now or hereafter in force, the foregoing shall not limit the authority of the Corporation to indemnify the directors, officers and other employees and agents of this Corporation consistent with law and shall not be deemed to be exclusive of any rights to which those indemnified may be entitled as a matter of law or under any resolution, By-Law provision, or agreement."

     Under Section 145 of the General Corporation Law of the State of Delaware, the state in which the Registrant is incorporated, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party, or by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents. In general, Section 145 provides that a corporation has the power to indemnify directors, officers, employees or agents where the individual acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such individual's conduct was unlawful. In circumstances where the individual shall have been adjudged to be liable for negligence or misconduct in the performance of such individual's duty to the corporation, indemnification will be allowed only to the extent that the court considering the action decides, in view of the circumstances, the individual is entitled to indemnity.

     The directors and officers of the Registrant and its subsidiaries are covered by policies of insurance under which they are insured, within limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; the Registrant is similarly insured, with respect to certain payments it might be required to make its directors or officers under the applicable statutes and its charter provisions. In addition, pursuant to authority contained in Article VIII of the Registrant's By-Laws ("Article VIII"), the Registrant has entered into indemnification agreements with its directors and officers. Those agreements, in effect, give each director and officer a contractual right to assert against the Registrant the indemnification rights provided to them in Article VIII upon the occurrence of an Indemnifiable Event (as defined in the agreements). The agreements further provide for the funding of a trust by the Registrant in certain specified circumstances in an amount sufficient to satisfy the indemnitee's expenses and liabilities relating to an Indemnifiable Event.

Item 7.  Exemption from Registration Claimed.

          Not Applicable

Item 8.  Exhibits.

          See Exhibit Index.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events effective arising after the date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 31st day of January, 1996.



                                   McKESSON CORPORATION




                                   By /s/Nancy A. Miller
                                   Vice President and Secretary



































     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                Title                  Date
---------                -----                  -----


*
-----------------
Alan J. Seelenfreund     Chairman of the Board  January 31, 1996
                         and Chief Executive Officer
                         (Principal Executive Officer)


*
-----------------
David E. McDowell        President, Chief       January 31, 1996
                         Operating Officer
                         and Director


*
-----------------
Kevin B. Ferrell         Vice President and     January 31, 1996
                         Chief Financial Officer
                         (Principal Financial Officer)


*
-----------------
Richard H. Hawkins       Vice President and     January 31, 1996
                         Controller (Principal
                         Accounting Officer)


*
-----------------
Mary G.F. Bitterman      Director               January 31, 1996



-----------------
Tully M. Friedman        Director               January 31, 1996



*
-----------------
James R. Harvey          Director               January 31, 1996




*
-----------------
George M. Keller         Director               January 31, 1996


*
-----------------
John M. Pietruski        Director               January 31, 1996


*
----------------
Jane E. Shaw             Director               January 31, 1996


*
----------------
Robert H. Waterman, Jr.  Director               January 31, 1996




*By /s/Nancy A. Miller
       (Attorney-in-Fact)






























                          EXHIBIT INDEX


Exhibit
 No.                Description
---------------------------------------------------------

 4        McKesson Corporation Deferred
          Compensation Administration Plan II

 5 Opinion of Ivan D. Meyerson, Vice President and General Counsel of the Registrant, as to the legality of the securities being registered

 5.1      Opinion of Liza G. Ring, Senior Counsel of the
          Registrant, as to compliance with requirements of ERISA

23        Independent Auditors' Consent

23.1 Consent of Ivan D. Meyerson, Vice President and General Counsel of the Registrant, is included in Exhibit 5 to this Registration
          Statement

23.2      Consent of Liza G. Ring, Senior Counsel of the
          Registrant, is included in Exhibit 5.1 to this Registration Statement.

24 Powers of Attorney pursuant to which certain officers and directors of the registrant signed this Registration Statement























                                                        EXHIBIT 4







                      McKESSON CORPORATION



          DEFERRED COMPENSATION ADMINISTRATION PLAN II

                            (DCAP II)







































                      McKESSON CORPORATION
          DEFERRED COMPENSATION ADMINISTRATION PLAN II

             (As Amended through September 28, 1994)




A.   PURPOSE

     This Plan is established to further enhance the Company's ability to attract and retain executive personnel and Directors. The Plan replaces and supersedes the Directors' Deferred Compensation Plan, the Management Deferred Compensation Plan, the Deferred Compensation Administration Plan, and the PCS, Inc. Optional Deferred Compensation Administration Plan.


B.   ERISA PLAN

     This Plan is an unfunded deferred compensation program for a select group of management employees and Directors of the Company. The Plan therefore is covered by Title I of ERISA except that it is exempt from Parts 2, 3 and 4 of Title I of ERISA.


C.   PARTICIPATION

     1.   Eligibility to Participate

          a. Eligible Executives. The Administrator may, at its discretion, and at any time, and from time to time, select Company executives who may elect to participate in this Plan ("Eligible Executives"). Selection of Eligible Executives may be evidenced by the terms of the executive's employment contract with the Company, or by inclusion among the persons or classes of persons specified by the Administrator.

          The Administrator may, at its discretion, and at any time, and from time to time, designate additional Eligible Executives and/or provide that executives previously designated are no longer Eligible Executives. If the Administrator determines that an executive is no longer an Eligible Executive, he or she shall remain a Participant in the Plan until all amounts credited to his or her Account prior to such determination are paid out under the terms of the Plan (or until death, if earlier).

          b. Eligible Directors. Each Director who is not a Company employee may participate in this Plan ("Eligible
Directors").

     2. Election to Participate. An Eligible Executive or an Eligible Director may become a Participant in the Plan by electing to defer compensation in accordance with the terms of this Plan.
An election to defer shall be in writing, shall be irrevocable and shall be made at the time and in the form specified by the Administrator. On electing to defer compensation under this Plan, the Participant shall be deemed to accept all of the terms and conditions of this Plan. All elections to defer amounts under this Plan shall be made pursuant to an election executed and filed with the Administrator before the amounts so deferred are earned.

     3. Notification of Participants. The Administrator shall annually notify each Eligible Executive and each Eligible Director that he or she may participate in the Plan for the next Year. Such notice shall also set forth the Declared Rate for the next Year.

     4.   Relation to Other Plans.

          a. Participation in Other Plans. An Eligible Executive or a Director may participate in this Plan and may also participate in any other benefit plan of the Company in effect from time to time for which he or she is eligible, unless the other plan may otherwise exclude participation on the basis of eligibility for, or participation in, this Plan. No amounts may be deferred under this Plan which have been deferred under any other plan of the Company. Deferrals under this Plan may result in a reduction of benefits payable under the Social Security Act, the Company's Retirement Plan and the Company's Profit-Sharing Investment Plan.

          b. Automatic Deferral to Supplemental PSIP. Subject to the last sentence of Section D.2. below, an Eligible Executive who makes an election to defer compensation under this Plan shall have an additional amount automatically deferred from his or her remaining compensation. The amount of such additional deferral will be an amount equal to (x) the amount deferred by the Eligible Executive into the Plan, multiplied by (y) the percentage rate of the Eligible Executive's deferrals into the McKesson Corporation Profit-Sharing Investment Plan ("PSIP"), as in effect at the beginning of each Year. The additional deferrals will be credited to the Eligible Executive's account in the McKesson Corporation Supplemental PSIP and governed by the terms of that plan.


D.   AMOUNTS OF DEFERRAL

     1. Minimum Deferral. The minimum amount that an Eligible Executive may defer under this Plan for any Year is $5,000 of base salary, or $5,000 of any annual bonuses and $5,000 of any Long-Term Incentive Plan award. The minimum amount of compensation that an Eligible Director may defer for any Year is $5,000.


     2. Maximum Deferral for Eligible Executives. The maximum amount of compensation which an Eligible Executive may defer under this Plan for any Year is (i) eighty percent (80%) of the amount of such Eligible Executive's base salary for such Year, and (ii) one hundred percent (100%) of any annual bonus award and/or any Long-Term Incentive Plan Award determined and payable to him or her in such Year. Notwithstanding these limits, deferrals may be reduced by the Company to leave sufficient remaining compensation legally required for taxes and other authorized deductions, including, but not limited to, those for Company benefit programs.

     3. Maximum Deferral for Eligible Directors. The maximum amount of compensation which an Eligible Director may defer under this Plan for any Year is the amount of any annual retainer and other fees from the Company earned by him or her in any such Year.


E.   PAYMENT OF DEFERRED COMPENSATION

     1. Book Account and Interest Credit. Compensation deferred by a Participant under the Plan shall be credited to a separate bookkeeping account for such Participant (the "Account"). (Sub-Accounts may be established for each Year for which the Participant elects to defer compensation.) Interest shall be credited to each Account (including Sub-Accounts established thereunder) for each Year at a rate equal to a rate declared by the Administrator acting in its sole discretion after taking into account, among other things, the following factors: the Company's cost of funds, corporate tax brackets, expected amount and duration of deferrals, number and age of eligible Participants, expected time and manner of payment of deferred amounts, and expected performance of available fixed-rate insurance contracts covering the lives of Participants (the "Declared Rate"). Each Account balance shall be compounded monthly at the twelfth root of the annual Declared Rate of interest provided for under this Plan. In the case of installment payments as provided in Section E.3. below, interest shall be credited on all amounts remaining in a Participant's Account until all amounts are paid out.

     2. Length of Deferral. An Eligible Executive or Eligible Director shall elect in writing, and file with the Administrator, at the same time as such Eligible Executive or Eligible Director makes any election to defer compensation, the period of deferral with respect to such election, subject to the minimum required period of deferral, which is five years after the end of the Year for which compensation is deferred. Notwithstanding the foregoing, the five-year minimum deferral period shall not apply to payments made as a result of death, Disability, Retirement, pre-Retirement termination, or a Change in Control. Once such an election has been made, the Eligible Executive or Eligible Director may alter the period of deferral, provided that:


          a. such alteration is made at least one year prior to the earliest date the Participant could have received distribution of the amounts credited to his or her Account under the earlier election, and

          b. such alteration does not provide for the receipt of such amounts earlier than one year from the date of the alteration, subject to the five-year minimum deferral rule stated above.

     3. Election of Methods of Payment. A Participant shall elect in writing, and file with the Administrator, at the same time as any election to defer compensation, a method of payment of benefits under this Plan from the following methods:

          a. Payment of amounts credited to the Participant's Account in any specified number of approximately equal annual installments (not in excess of 10), the first installment to be paid in January of the Year designated by the Participant.

          b. Payment of the amounts credited to the Participant's Account in any specified number of approximately equal annual installments (not in excess of ten), the first installment to be paid in January after the designated interval following the earlier of Participant's Retirement or of the determination disability.

          c. Payment of the amount credited to the Participant's Account in a single sum.

     4.   Payments on Termination.

          a. Director Termination. If an Eligible Director ceases to be a Director of the Company for any reason other than death, the entire undistributed amount credited to his or her Account will be paid in the form elected by the Participant, or, if no election has been made, in a lump sum as soon as practicable after such cessation.

          b. Executive Termination. If an Eligible Executive terminates employment with the Company for any reason other than Retirement, disability or death, the entire undistributed amount credited to his or her Account will be paid in the form of a lump sum as soon as practicable after such termination.

     5.   Payments on Death.

          a. Death After Payments Have Begun. If a Participant dies after payments from his or her Account have begun, the remainder of the amounts credited to the Participant's Account shall be paid to his or her Beneficiary at the same time and in the same manner as they would have been paid had the Participant survived.

          b. Death Before Payments Have Begun. If a Participant dies before payments from his or her Account have begun, the amount credited to his or her Account shall be paid to his or her Beneficiary at the time and in the manner elected by the Participant. Such election shall be made in writing and filed with the Administrator at the time of any election to defer compensation. Benefits shall be paid in one of the methods specified in paragraphs a. and c. of Section E.3. The Administrator, at his or her discretion, may distribute all benefits to a Beneficiary in a single payment if the value of his or her Account balance is less than $5,000.

     6. Payments on Disability. If the Administrator determines that a Participant has become Disabled, the entire undistributed amount credited to his or her Account will be paid in the form and at the time elected by the Participant, or, if no election has been made, in a lump sum as soon as practicable after such determination is made.

     7. Payments on Hardship. The Administrator may in his or her sole discretion direct payment to a Participant of all or of any portion of the Participant's Account balance, notwithstanding an election under Section E.3. above, at any time that he or she determines that such Participant has suffered an event of undue hardship which causes an emergency condition in his or her financial affairs.

     8. Change in Control. For purposes of this Plan, a Change in Control of Company shall be deemed to have occurred if any of the events set forth in any of the following paragraphs shall occur:

          a. any "person" (as defined in section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as such term is modified in Sections 13(d) and 14(d) of the Exchange Act), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

          b. during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause a., c., or d. of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          c. the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than
(I) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

          d. the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the holders of the Company's Common Stock immediately prior to such transaction or series of transactions continue to have the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions.

          With respect to deferrals made prior to January 1, 1994, deferred funds will be distributed upon a Change in Control, if the Participant has so elected.

     9. Designation of Beneficiary. A Participant may designate any person(s) or any entity as his or her Beneficiary. Designation shall be in writing and shall become effective only when filed with the Administrator. Such filing must occur before the Participant's death. A Participant may change the Beneficiary, from time to time, by filing a new written designation with the Administrator. If the Participant is married, any Beneficiary designation which does not designate the Participant's spouse to receive at least one-half of the Participant's Account shall only become effective when approved in writing by the Participant's spouse.


F.   SOURCE OF PAYMENT

     Amounts paid under this Plan shall be paid from the general funds of the Company, and each Participant and his or her Beneficiaries shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company (whose claims may be subordinated to those of creditors of Company subsidiaries) for payment of any obligations hereunder. Nothing contained in this Plan shall be deemed to create a trust of any kind for the benefit of any Participant or Beneficiary, or create any fiduciary relationship between the Company and any Participant or Beneficiary with respect to any assets of the Company.


G.   MISCELLANEOUS

     1. Withholding. Each Participant and Beneficiary shall make appropriate arrangements with the Company for the satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employment tax requirements applicable to the payment of benefits under this Plan. If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.

     2. No Assignment. The benefits provided under this Plan may not be alienated, assigned, transferred, pledged or hypothecated by any person, at any time. These benefits shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies, garnishments or executions.

     3. Applicable Law; Severability. The Plan hereby created shall be construed, administered and governed in all respects in accordance with ERISA and the laws of the State of California to the extent that the latter are not preempted by ERISA. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereunder shall continue to be effective.


H.   ADMINISTRATION OF THE PLAN

     1. In General. The Plan Administrator shall be the Vice President, Human Resources, of the Company. If the Vice President, Human Resources, is a Participant, any discretionary action taken as Administrator which directly affects him or her as a Participant shall be specifically approved by the Compensation Committee. The Administrator shall have the authority and responsibility to interpret this Plan and shall adopt such rules and regulations for carrying out this Plan as it may deem necessary or appropriate. Decisions of the Administrator shall be final and binding on all parties who have or claim any interest in this Plan.

     2. Elections and Notices. All elections and notices made under this Plan shall be in writing and filed with the Administrator at the time and in the manner specified by him or her. All elections to defer under this Plan shall be irrevocable.

I.   AMENDMENT OR TERMINATION OF THE PLAN

     A majority of the Board may at any time amend this Plan. Such action shall be prospective only and shall not adversely affect the rights of any Participant or Beneficiary to any benefit previously earned under this Plan. A majority of the Board may at any time terminate this Plan; thereupon compensation previously deferred plus interest credited thereon shall promptly be paid, on termination, in single lump sums to the respective Participants or Beneficiaries entitled thereto.


J.   EFFECTIVE DATE

     This Plan is effective as of January 27, 1993, the date on which this Plan was approved by the Board.


K.   DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings indicated:

     1.   "Account" means the Account specified in Section E.1.

     2. "Administrator" shall mean the person specified in Section H.

     3. "Beneficiary" shall mean the person or entity described by Section E.9.

     4.   "Board" shall mean the Board of Directors of McKesson
Corporation, a Delaware corporation.

     5. "Company" shall mean McKesson Corporation, a Delaware corporation and any subsidiary in which it owns at least 50% of the issued and outstanding stock (and any subsidiary 50% of the issued and outstanding stock of which is owned by such a subsidiary), except Armor All Products Corporation and its subsidiaries.

     6.   "Compensation Committee" shall mean the Compensation
Committee of the Board.

     7. "Declared Rate" shall have the meaning described in Section E.1.

     8. "Disabled" or "Disability" shall mean (1) a physical or mental condition which, in the judgment of the Administrator, based on competent medical evidence satisfactory to the Administrator, renders a Participant unable to perform the work of his or her regular occupation for the Company and which impairment is likely to result in death or to be of long, continued and indefinite duration, or (2) a judicial declaration of incompetence.

     9. "Eligible Director" shall mean a Director described by Section C.1.b.

     10. "Eligible Executive" shall mean an employee of the Company selected as being eligible to participate in this Plan under Section C.1.a.

     11.  "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

     12. "Participant" shall be any Company executive or member of the Board for whom amounts are credited to an Account under this Plan. Upon his or her death, his or her Beneficiary shall be a Participant until all amounts are paid out of his or her Account.

     13.  "Plan" shall mean the McKesson Corporation Deferred
Compensation Administration Plan II (DCAP II).

     14. "Retirement" shall mean termination of employment after attaining eligibility for a Retirement Allowance under the terms of the McKesson Corporation Retirement Plan or receiving an Approved Retirement under the terms of the Executive Benefit Retirement Plan.

     15.  "Year" is the calendar year.




































                           APPENDIX A
              DEFERRAL OF RESTRICTED STOCK PROCEEDS


Any other provision of the Plan to the contrary notwithstanding, the following provisions shall apply to the cash paid to the Company by Eli Lilly and Company ("Lilly") upon the tender of certain shares of restricted stock (the "Transaction Proceeds"), which had been granted to executives under the Company's 1988 Restricted Stock Plan, at the completion of the transaction involving the acquisition of PCS Health Systems, Inc. ("PCS") by Lilly (the "Transaction").

     1. Former executives of the Company may be selected to participate in the Plan, and, if so selected, shall be deemed
Eligible Executives.

     2. The Transaction Proceeds shall be automatically deferred into the Plan on behalf of those Eligible Executives who hold outstanding Restricted Stock Grants under the Company's 1988
Restricted Stock Plan. Such Eligible Executives shall be deemed to have elected the deferral of the Transaction Proceeds.

     3. The five-year minimum deferral period required by paragraph E.2. of the Plan shall not apply to the deferral of the Transaction Proceeds.

     4. Transaction Proceeds shall not be deferred on behalf of Eligible Executives who are also employees of PCS.




McKESSON CORPORATION



By:  /s/ William A. Armstrong
     Vice President Human Resources and Administration















                                              EXHIBITS 5 and 23.1


January 31, 1996


Securities and Exchange Commission
File Desk, Room 1004
450 Fifth Street, NW
Washington, DC 20549


Ladies and Gentlemen:

McKesson Corporation (the "Company") is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 for the purpose of registering under the Securities Act of 1933, as amended, General Obligations of the Company in the principal amount of $23,000,000 pursuant to the Company's Deferred Compensation Administration Plan II.

As General Counsel of the Company, I have examined such documents and such matters of fact and law as I have deemed necessary for the purpose of rendering the opinion expressed herein.

Based upon the foregoing, I am of the opinion that the General
Obligations of the Company described above will be duly authorized, validly issued, fully paid and non-assessable.

Pursuant to the requirements of the Securities Act of 1933, as amended, I hereby consent to the filing of this opinion as an exhibit to the registration statement referred to above, including any amendments thereto.

Very truly yours,




/s/Ivan D. Meyerson
Vice President and General Counsel














                                             EXHIBIT 5.1 and 23.2



January 31, 1996


Securities and Exchange Commission
File Desk, Room 1004
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

In connection with the filing of a Registration Statement on Form S-8, I have been asked for my opinion that the McKesson Corporation Deferred Compensation Administration Plan II (the "Plan") continues to meet the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is subject only to the provisions of Parts 1 and 5 of Title I of ERISA.

In connection with this request, I note that Parts 1 and 5 of Title I of ERISA do not impose any substantive requirements regarding the documentation of unfunded plans of deferred compensation covering only a select group of management or highly compensated employees, such as the Plan. Accordingly, I am of the opinion that the terms of the Plan are in compliance with the applicable provisions of ERISA.

Pursuant to the requirements of the Securities Act of 1933, as amended, I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above, including any amendments thereto.

Very truly yours,





/s/Liza G. Ring
Senior Counsel











                                                       EXHIBIT 23





                     INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of McKesson Corporation on Form S-8 of our report dated May 12, 1995, (which expresses an unqualified opinion and includes an emphasis paragraph relating to a 1994 change in the method of accounting for postemployment benefits), appearing in the Annual Report on Form 10-K of McKesson Corporation for the year ended March 31, 1995.







/s/DELOITTE & TOUCHE LLP
San Francisco, California
January 30, 1996




























                                                       EXHIBIT 24




                           POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

          WHEREAS, McKesson Corporation, a Delaware Corporation (the "Company"), contemplates filing with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, a Registration Statement on Form S-8 (and amendments thereto, including post-effective amendments), registering General Obligations of the Company under the Company's Deferred Compensation Administration Plan II.

          WHEREAS, the undersigned is an officer or director, or both, of the Company,

           NOW, THEREFORE, the undersigned hereby constitutes and appoints Ivan D. Meyerson and Nancy A. Miller, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign the aforementioned Registration Statement and any and all amendments (including post-effective amendments) thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 31st day of January, 1996.















/s/Alan J. Seelenfreund



/s/David E. McDowell



/s/Kevin B. Ferrell



/s/Richard H. Hawkins



/s/Mary G.F. Bitterman



Tully M. Friedman



/s/James R. Harvey



/s/George M. Keller



/s/John F. Pietruski



/s/Jane E. Shaw



/s/Robert H. Waterman, Jr.













January 31, 1996



Securities and Exchange Commission
File Desk, Room 1004
450 Fifth Street, NW
Washington, DC 20549-1004

Re:  McKesson Corporation - Direct Transmission
     Form S-8 Registration Statement
     General Obligations Under McKesson Corporation Deferred
     Compensation Administration Plan II in the Principal Amount of $23,000,000

Ladies and Gentlemen:

On behalf of McKesson Corporation (the "Company"), and in connection with the registration of General Obligations of the Company under the Company's Deferred Compensation Administration Plan II in the principal amount of $23,000,000, we submit for filing under the Securities Act of 1933, as amended, the Company's registration statement on Form S-8, together with all exhibits.

Payment of the registration fee in the amount of $7,932 was remitted by wire transfer to the Commission's lockbox account at Mellon Bank in Pittsburgh, PA on January 31, 1996.

Should you have any questions concerning this filing, please telephone me collect (tel. (415) 983-8301) or, in my absence, Ivan Meyerson, Vice President and General Counsel for the Company (tel.
(415) 983-8319).

Very truly yours,

McKESSON CORPORATION




By /s/NANCY A. MILLER
Vice President and Corporate Secretary

NAM/DTI/it